Exhibit 99.1

Lifeloc Completes SpinDetect™ Disk Production Tooling, Commissions Cleanroom, and Outlines Staged Commercial Rollout

WHEAT RIDGE, Colo., June 15, 2026 — Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, today provided an update on its SpinDetect™ Centrifugal Drug Analyzer program and its core breath alcohol business.

Lifeloc has completed the production mold for the SpinDetect consumable test disks and produced first-article disks, which have undergone initial testing. Minor mold modifications identified during that testing have been completed, and new production disks are now available for continued validation. To support validation and initial manufacturing, the company has commissioned a cleanroom equipped with an automated reagent-dispensing robot — moving the program from development into validation and early production.

Lifeloc intends to bring SpinDetect to market in deliberate stages. Initial commercialization will target the U.S. forensic testing market and international markets where permitted; access to the U.S. workplace testing market will follow receipt of FDA clearance. The first commercial product will be a qualitative pass/fail test for delta-9-THC, the primary psychoactive component of marijuana, with quantitative delta-9-THC disks and a multi-drug panel expected to follow. Preliminary testing may also support an earlier release into selected lower-complexity, non-forensic applications such as veterinary testing.

The Company currently anticipates commercial launch in late 2026 or early 2027. The SpinDetect reader is expected to be offered at an initial U.S. list price of approximately $7,495, with single-use test disks priced separately.

Reflecting feedback from law enforcement customers — who have emphasized the importance of a meaningful margin above legal thresholds to support defensible results — the initial delta-9-THC product is expected to launch at a detection threshold above the 4 ng/mL oral-fluid cutoff referenced in certain federal guidelines, with the Company intending to pursue lower detection limits following launch. Lifeloc believes the SpinDetect analyzer’s ability to isolate psychoactive delta-9-THC from its inactive metabolites — distinguishing recent use from prior use — remains a key differentiator versus existing screening devices.

In its core breath alcohol business, Lifeloc continues to invest in its L-series platform, including development of an OIML-variant of its LX9 device intended to broaden addressable international markets while incorporating cost-of-goods improvements. While the SpinDetect platform is designed to support a range of future assays, the Company’s current development focus is drugs of abuse, and Lifeloc views performance-enhancing drug testing as the most natural adjacency for future expansion.

“Completing our disk production tooling and standing up a cleanroom are the steps that turn SpinDetect from a development program into a product,” said Dr. Wayne Willkomm, President and CEO of Lifeloc. “We’re taking a disciplined, staged approach — prove the technology in forensic and international markets first, then broaden the drug menu and pursue the workplace and federal opportunities. The ability to accurately measure impairing delta-9-THC, discriminated from its metabolites, is why we believe this platform can ultimately help set the standard for roadside and workplace drug testing.”

An updated corporate presentation is also available on the Company’s investor relations website at https://lifeloc.com/investor.

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties, including those described in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, our ability to fund operations and product development, market demand, acceptance of new and existing products, technologies and opportunities, development and commercialization timelines, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Phoenix® and Easycal® are registered trademarks of Lifeloc Technologies, Inc.

SpinDetect™ is a trademark of Lifeloc Technologies, Inc.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500